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                                                                     Exhibit 5.1

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                         TESTA, HURWITZ & THIBEAULT, LLP
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                                ATTORNEYS AT LAW

                       HIGH STREET TOWER, 125 HIGH STREET
OFFICE (617) 248-7000      BOSTON, MASSACHUSETTS 02110        FAX (617) 248-7100


                                          February 29, 2000

SIPEX Corporation
22 Linnell Circle
Billerica, Massachusetts  01821

      Re:     Registration Statement on Form S-8 Relating to the
              1999 Stock Plan and Certain Non-plan Option Agreements
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Ladies and Gentlemen:

      Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by SIPEX Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 2,316,500 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

      We are counsel to the Company and are familiar with the proceedings of its shareholders and Board of Directors. We have examined original or certified copies of the Company's Restated Articles of Organization, the Company's Restated By-Laws, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion.

      We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the 1999 Stock Plan (the "Plan") and the Non-Plan Option Agreements referred to in the Registration Statement (the "Agreements") will be, upon receipt of the appropriate consideration, validly issued, fully paid and nonassessable after the issuance of such Shares in accordance with the terms of the Plan or the Agreements, as applicable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP